Exhibit 32.2
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
     I, William J. Wheeler, certify that (i) MetLife, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MetLife, Inc.
Date: May 6, 2009

/s/ William J. Wheeler
William J. Wheeler
Executive Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to MetLife, Inc. and will be retained by MetLife, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.